Exhibit 99.1

Contacts:
John M. Zinzarella, CPA	Allyne Mills
Moore Medical Corp.	Rosica Mulhern Strategic Public Relations
Vice President of Finance, Treasurer and	201-843-5600
Chief Financial Officer	allyne@rosica.com
860-826-3655
jzinzarella@mooremedical.com

Moore Medical Announces Fourth Quarter and Full year 2003 Operating Results

NEW BRITAIN, CT – March 26, 2004 – Moore Medical Corp. (AMEX:MMD), an Internet-enabled multi-channel marketer and distributor of medical, surgical and pharmaceutical products to health care practices and facilities in non-hospital settings nationwide, today announced a fiscal 2003 loss of ($0.46) per diluted share on a net loss of ($1.5) million, versus a profit of $0.31 per diluted share on net income of $1.0 million in fiscal 2002. For the fiscal year ended December 27, 2003, the Company’s net sales increased to $141.7 million compared with $137.8 million in 2002.

For the fourth quarter of fiscal 2003, the Company recorded a net loss of ($1.2) million or ($0.38) per diluted share, compared to a loss of ($0.04) per diluted share on a net loss of ($0.1) million in the fourth quarter of fiscal 2002. Fourth quarter 2003 net sales were $34.1 million, a decrease of 2.3% from $34.9 million in the previous year’s fourth quarter. In the aggregate, sales growth for the quarter fell short of the Company’s original expectations; however, the Company realized sales growth in several of its specialty markets that were the focus of investments in prior quarters. Contributing to the overall decrease in sales for the quarter was a reduced volume of flu vaccine sales combined with a shifting of flu vaccine sales into the Company’s third quarter due to earlier product availability from manufacturers.

The Company’s gross profit margin percentage increased 2.2% in the fourth quarter to 28.0% from 25.8% last year, as a result of lower margin flu vaccines sales during the fourth quarter being replaced with sales from higher margin new product offerings combined with the continued benefits from ongoing supply chain efficiencies. Sales and marketing expenses decreased $0.2 million, or 7.1% over last year’s fourth quarter, in which the Company began expansion into the primary care market with the initial hiring and training of instrumentation field sales representatives. General and administrative expenses increased $1.8 million, to $8.3 million in the fourth quarter of 2003 from $6.5 million in last year’s fourth quarter. The increase is primarily attributable to an increase in the provision for bad debt of $1.0 million as the Company experienced difficulties in the collection of certain accounts receivable balances recorded in prior periods, particularly in smaller dollar volume accounts, and increased legal and consulting fees of $0.5 million associated with professional fees and the evaluation of strategic options for the Company. Also contributing to the increase in general and administrative expenses were higher costs related to net periodic pension expense and health and welfare benefit costs.

“2003 was a challenging year for Moore Medical,” said Linda M. Autore, president and chief executive officer of Moore Medical Corp. “The investments we made in the Company’s field sales force, product portfolio and technology were not enough to overcome the barriers of entry into certain specialty markets in 2003. Additionally, the results that were achieved in 2003 did not offset the costs and expenses necessary to maintain our infrastructure as an independent public company.”

The Company’s special stockholders meeting to approve the previously announced agreement to merge with a subsidiary of McKesson Corporation will be held on March 30, 2004.

About Moore Medical

Moore Medical is an Internet-enabled multi-channel marketer and distributor of medical, surgical and pharmaceutical products to approximately 100,000 health care practices and facilities in non-hospital settings nationwide, including: physicians; emergency medical technicians; schools; correctional institutions; municipalities; occupational/industrial health doctors and nurses; and other specialty practice communities. The Company markets and serves its customers through direct mail, industry-specialized telephone support staff, field sales representatives, customer community affiliates and the Internet. Its direct marketing and distribution business has been in operation for 55 years. More information about the Company, can be found at www.mooremedical.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements about future events and expectations that constitute forward-looking statements under the federal securities laws. These statements are characterized by words such as “believe,” “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intent,” “project,” “objective,” “seek,” “strive,” “might,” “seeks,” “likely result,” “build,” “grow,” “plan,” “goal,” “expand,” “position,” or similar words. Forward-looking statements involve risks and uncertainties (including factors outside our control) that may cause our actual results, performance or financial condition to differ materially from any future results implied by such forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the inability to generate adequate revenues and income from our strategy to transform the Company to a multi-channel e-commerce enabled business; changes in demand for or supply of our products; online security breaches; disruptions in or cost increases for third-party services or systems; intense competition in health care product distribution; government regulation of drug and medical device distribution, the Internet and health care products and services; and changes in insurance coverage of health care products and services. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Financial Statements to Follow

MOORE MEDICAL CORP. & SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fourth Quarter		Fiscal Year Ended
(Amounts in thousands, except per share data)	Unaudited December 27, 2003	Unaudited December 28, 2002	December 27, 2003	December 28, 2002
Net sales	$34,052	$34,917	$141,678	$137,827
Cost of products sold	24,503	25,908	102,926	100,393

Gross profit	9,549	9,009	38,752	37,434
Sales and marketing expenses	2,645	2,846	11,803	10,814
General and administrative expenses	8,305	6,501	28,628	25,009

Operating (loss) income	(1,401)	(338)	(1,679)	1,611
Interest expense, net	34	40	158	241

(Loss) income before income taxes	(1,435)	(378)	(1,837)	1,370
Income tax benefit (provision)	225	237	370	(392)

Net (loss) income	$(1,210)	$(141)	$(1,467)	$978

Basic net (loss) income per share	$(0.38)	$(0.04)	$(0.46)	$0.31

Diluted net (loss) income per share	$(0.38)	$(0.04)	$(0.46)	$0.31

Basic common shares outstanding*	3,191	3,190	3,190	3,168
Diluted common shares outstanding*	3,193	3,190	3,190	3,184

* weighted average

MOORE MEDICAL CORP. & SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value)	December 27, 2003	December 28, 2002

ASSETS

Current Assets
Cash and cash equivalents	$101	$100
Accounts receivable, less allowances
of $1,766 and $1,249, respectively	15,502	17,187
Inventories	11,631	11,230
Prepaid expenses and other current assets	849	1,216
Deferred income taxes	2,117	1,871

Total Current Assets	30,200	31,604

Noncurrent Assets
Property and equipment, net	5,307	6,254
Goodwill	1,723	1,723
Other assets	301	414

Total Noncurrent Assets	7,331	8,391

	$37,531	$39,995

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$6,565	$5,794
Amounts due to customers	2,426	2,342
Accrued payroll	594	642
Accrued legal	624	96
Accrued pension	617	599
Other accrued expenses	885	386
Cash overdraft	378	1,632
Current portion long-term debt	2,575	—

Total Current Liabilities	14,664	11,491

Deferred Income Taxes	757	855

Accrued Pension	208	233

Long-Term Debt	—	4,281

Total Shareholders’ Equity	21,902	23,135

	$37,531	$39,995